Exhibit 8.1

                    [Letterhead of Debevoise & Plimpton LLP]


April 23, 2007


Hartford Life Insurance Company
200 Hopmeadow Street
Simsbury, CT 06089

                         HARTFORD LIFE INSURANCE COMPANY
                            MEDIUM-TERM NOTE PROGRAM

Ladies and Gentlemen:


         We have acted as special United States tax counsel to Hartford Life Insurance Company, a Connecticut life insurance corporation ("Hartford Life"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), by Hartford Life, of a (i) Registration Statement on Form S-3 (File No. 333-137215), filed with the Commission on September 8, 2006 (the "Registration Statement"), (ii) a prospectus, dated September 8, 2006 (the "Prospectus"), relating to the registration and public offering of medium-term notes as part of a medium-term note program by Hartford Life (the "Program") and (iii) a product supplement, dated March 1, 2007 (the "Product Supplement"), relating to principal protected medium-term notes linked to the Nikkei 225 Index(R) (the "Notes") to be issued under the Program. The Notes will be issued pursuant to
(i) the Indenture, dated as of September 8, 2006 (the "Indenture"), entered into between Hartford Life and The Bank of New York Trust Company, N.A.(as successor to JPMorgan Chase Bank, N.A.), as indenture trustee and (ii) the Distribution Agreement, dated as of September 8, 2006, entered into between Hartford Life and Bear, Stearns & Co. Inc.

     In furnishing this opinion letter, we have reviewed, and participated in the preparation of, (i) the Registration Statement, the Prospectus and the Product Supplement, (ii) the Indenture, (iii) the form of Note filed as Exhibit
4.1 to Hartford Life's Form 8-K filed on December 8, 2006 and incorporated by reference in the Registration Statement and (iv) such other records, documents, certificates or other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. In this examination, we have assumed without independent investigation or inquiry (i) the legal capacity of all natural persons executing documents, the genuineness of all signatures on original or certified copies, the authenticity of all original or certified copies and the conformity to original or certified documents of all
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copies submitted to us as conformed or reproduction copies, (ii) that the transactions described in the Prospectus and the Product Supplement are performed in the manner described therein, (iii) that the Notes executed are substantially identical to the form of Note filed as Exhibit 4.1 to Hartford Life's Form 8-K filed on December 8, 2006 and (iv) full compliance with the terms of the Indenture. We have relied as to factual matters upon, and have assumed the accuracy of, representations, statements and certificates of or from public officials and of or from officers and representatives of all persons whom we have deemed appropriate.

         Based on the foregoing, and subject to the limitations, qualifications and assumptions set forth herein and in the Product Supplement, the statements of law or legal conclusions in the discussion under the heading "Additional Material United States Federal Income Tax Considerations" in the Product Supplement, to the extent they constitute matters of United States federal income tax law, represent our opinion.

         Our opinion is based upon the Internal Revenue Code of 1986, as amended, treasury regulations (including proposed treasury regulations) issued thereunder, Internal Revenue Service rulings and pronouncements, and judicial decisions now in effect, all of which are subject to change, possibly with retroactive effect. Our opinion is limited to the matters expressly stated, and no opinion is implied or may be inferred beyond the matters expressly stated herein. Our opinion is based on facts and circumstances set forth in the Registration Statement, the Prospectus, the Product Supplement and the other documents reviewed by us. Our opinion is rendered only as of the date hereof, and could be altered or modified by changes in facts or circumstances, events, developments, changes in the documents reviewed by us, or changes in law subsequent to the date hereof. We have not undertaken to advise you or any other person with respect to any such change subsequent to the date hereof. We note that a pricing supplement may include additional federal income tax considerations relating to the particular Note covered thereby.

         We consent to the filing of this opinion letter as an exhibit to Hartford Life's Form 8-K to be filed in connection with the issuance and sale of the Notes, incorporated by reference in the Registration Statement and to the use of our name under the heading "Additional Material United States Federal Income Tax Considerations" in the Product Supplement. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                                    Very truly yours,

                                                    /s/ Debevoise & Plimpton LLP


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